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                                                                  EXHIBIT 10.42

                                  AMENDMENT

        This Amendment (the "Amendment") is entered into as of November 5, 1996 by and between American Eagle Group, Inc. (the "Borrower") and The First National Bank of Chicago, individually and as Agent.

                            W I T N E S S E T H :

        WHEREAS, the Borrower and The First National Bank of Chicago, as the sole Lender (the "Lender") and as Agent (in such capacity, the "Agent"), are parties to that certain Amended and Restated Credit Agreement dated as of December 29, 1994, as amended from time to time prior to the date hereof (as so amended; the "Agreement"); and

        WHEREAS, the Borrower and the Lender desire to amend certain provisions of the Agreement as more fully described hereinafter;

        NOW, THEREFORE, In consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.

        2.   Amendment.

        2.1. Article 1 of the Agreement is hereby amended by inserting, in proper alphabetical order, the following definitions:

             "'Equity Issuance' means the issuance by the Borrower of any shares of any class of stock, warrants or other equity interests of the Borrower."

             "'Required Equity Issuance' means an Equity Issuance consummated substantially on the terms set forth in that certain Securities Purchase Agreement dated November 5, 1996 between American Financial Group, Inc. and the Borrower, or on such other terms and conditions as shall be satisfactory to the Required Lenders, pursuant to which the Borrower shall realize gross cash proceeds of not less than $35,000,000."

        2.2. Section 2.2 of the Agreement is hereby amended by inserting, immediately after the table set forth therein, the following sentence:

             "In addition to the reductions set forth above, concurrently with the consummation of the Required Equity Issuance, the Aggregate Commitment shall be automatically and permanently reduced by $5,000,000. In addition, concurrently with the payment of any Obligations in accordance with Section
    7.29 the Aggregate Commitment shall be automatically and permanently reduced in an amount equal to any such payment."


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        2.3. Section 7.10 of the Agreement is hereby ammended to read in its entirety as follows:

                "7.10. Consolidated Tangible Net Worth. The Borrower will maintain Consolidated Tangible Net Worth of not less that (i) at all times prior to December 30, 1996, $43,500,000, and (ii) at all times thereafter, $46,500,000. The amount set forth in the foregoing clause
        (ii) shall be increased by $.65 for each $1.00 received by the Borrower on or after November 5, 1996 from an Equity Issuance, including without limitation the Required Equity Issuance."

        2.4. Section 7.11 of the Agreement is hereby amended by deleting the period at the end thereof and inserting the following in lieu thereof:

        "provided further that the calculation of the Fixed Charge
        Coverage Ratio for any period shall be exclusive of operating losses on an after-tax basis, incurred or taken during such period directly related to operations of the transportation and dealer lines of businesses, calculated in accordance with Agreement Accounting Principles."

        2.5. Seciton 7.12 of the Agreement is hereby amended to read in its entirety as follows:

                "7.12. Statutory Capital and Surplus. The Borrower will not permit the total Statutory Capital and Surplus of American Eagle to be less than (i) $44,500,000 at any time prior to December 30, 1996 and
        (ii) $48,000,000 at any time thereafter. The amount set forth in the foregoing clause (ii) shall be increased by $.25 for each $1.00 received by American Eagle from any capital contribution made by the Borrower or any other Person."

        2.6. Section 7.13 of the Agreement is hereby amended to read in its entirety as follows:

                "7.13. Combined Ratio. The borrower will cause American Eagle to maintain, as at the last day of each fiscal quarter ending during the following periods, a Combined Ratio, calculated for the four consecutive fiscal quarters ending on such day, not greater that (i) prior to October 1, 1996, 1.05 to 1.0. and (ii) thereafter, 1.02 to 1.0."

        2.7. Section 7.14 of the Agreement is hereby amended to read in its entirety as follows:

                "7.14. Ratio of Net Premiums Written to Statutory Capital and Surplus. The Borrower will cause American Eagle to maintain as at the last day of each fiscal quarter ending during the following periods, a Ratio of Net Premiums Written to Statutory Capital and Surplus, calculated for the four consecutive fiscal quarters ending on such day, not greater than (i) prior to October 1, 1996, 2.85 to 1.0
        (ii) during the period from October 1, 1996 to (but excluding) the earlier to occur of (a) March 31, 1997 and (b) the date of consummation of the Required Equity Issuance 2.75 to 1.0 and (iii) thereafter, 2.25 to 1.0."

        2.8. Section 7.21 (ii) of the Agreement is hereby amended by deleting the period at the end thereof and inserting the following in lieu thereof:


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        "; provided that any such investments made with the proceeds of the Required Equity issuance shall not exceed, in the aggregate, the excess, if any, of (a) the amount of net cash proceeds realized by the Borrower from the Required Equity Issuance over (b) $15,000,000."

        2.9. Article VII of the Agreement is hereby amended by inserting the following new Section 7.29 at the end thereof:

                "7.29. Proceeds of Required Equity Issuance. The Borrower will cause not less than $10,000,000 of the proceeds of the Required Equity Issuance to be held as cash or invested in Cash Equivalents; provided, however, that the Borrower may also use any or all of such proceeds to
        (i) pay any Obligations under the Loan Documents, (ii) to pay mandatory dividends on or make mandatory redemptions of the Borrow's Series B Cumulative Preferred Stock, and (iii) to pay operating expenses of the Borrower in the ordinary course of business."

        2.10. Article VIII of the Agreement is hereby amended by inserting the following new Section 8.13 at the end thereof:

                "8.13. The Borrower shall fail to consummate, on or before March 31, 1997, the Required Equity Issuance."

3. Representations and Warranties. In order to induce the Lender and the Agent to enter into this Amendment, the Borrower represents and warrants that:

        3.1. The representations and warranties set forth in Article VI of the Agreement are true and correct on the date hereof as if made on and as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct on and as of such earlier date, and there exists no Default or Unmatured Default on the date hereof.

        3.2. The execution and delivery by the Borrower of this Amendment have been duly authorized by proper corporate proceedings, and this Amendment and the Agreement, as amended by this Amendment, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

        3.3. Neither the execution and delivery by the Borrower of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgement, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any of its Subsidiaries' articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it or its property is bound, or conflict with or constitute a default thereunder. No consent, approval or authorization of any Person is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Amendment or the Agreement, as amended by this Agreement.




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        4. Effective Date. This Amendment shall become effective as of the date first above written (the "Effective Date") upon receipt by the Agent of the following:

        (i) Counterparts of this Amendment duly executed by the Borrower and the Lender.

        (ii) Copies, certified by the Secretary or an Assistant Secretary of the Borrower, of its Board of Directors' resolutions authorizing the execution of this Amendment.

        (iii) Such other documents, in each case in form and substance satisfactory to the Agent, as the Agent may reasonably request.

Notwithstanding the foregoing, upon the receipt of all such documents by the Agent, the amendments contained in Sections 2.3 through 2.7 hereof shall be deemed to become effective as of September 30, 1996.

        5. Ratification. The Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

        6. Reference to Agreement. From and after the Effective Date, each reference in the Agreement to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as amended by this Agreement.

        7. Costs and Expenses. The Borrower agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.

        8. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

        9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the Borrower, the Lender and the Agent have executed this Amendment as of the date first above written.

                                        AMERICAN EAGLE GROUP, INC.

                                        By: /s/ M. PHILIP GUTHRIE
                                            ---------------------------------
                                        Title: Chairman, CEO and President
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                                        THE FIRST NATIONAL BANK OF
                                          CHICAGO, individually and as Agent

                                        By: /s/ THOMAS W. DODDRIDGE
                                            ---------------------------------
                                        Title: Vice President
                                               ------------------------------




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